Exhibit 23(b)



              AMOCO FABRICS AND FIBERS COMPANY

                SALARIED 401(k) SAVINGS PLAN


             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-9798) of BP Amoco p.l.c. of our report dated June 15, 1998 relating to the financial statements of the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan, which appears in this Form 11-K.







PricewaterhouseCoopers LLP

Chicago, IL
June 23, 1999

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